Exhibit 99.1

PhotoMedex Reports First Quarter Financial Results, Announces LCA-Vison Stockholders Approve Acquisition

XTRAC Treatment Revenues up 72%, Adjusted Non-GAAP Diluted EPS of $0.23
Conference call at 11:00 a.m. Eastern time today

HORSHAM, Pa.--(BUSINESS WIRE)--May 12, 2014--PhotoMedex, Inc. (NasdaqGS and TASE:PHMD) reports financial results for the three months ended March 31, 2014 and announces LCA-Vision stockholder approval of PhotoMedex’s previously announced acquisition of all outstanding shares of LCA-Vision, a leading provider of laser vision correction services under the LasikPlus brand.

Financial highlights of the first quarter of 2014 include the following (all comparisons are with the first quarter of 2013 and all figures quoted are GAAP unless stated otherwise):

  Revenues of $50.1 million, a decrease of 12%
  Non-GAAP adjusted income per diluted share of $0.23
  Gross profit of $39.7 million, a decrease of 12%
  Net loss of $0.3 million or ($0.02) per share, compared with net income of $7.2 million per $0.34 per diluted share
  Consumer revenues of $40.9 million, a decrease of 17%
  Global Direct-to-consumer channel revenues of $30.8 million, a decrease of 3%
  Global retail and home shopping channel revenues of $9.5 million, a decrease of 22%
  Global Distributor consumer channel revenues of $0.6 million, a decrease of 88%
  NEOVA consumer revenues of $1.2 million, an increase of 67%
  XTRAC® psoriasis and vitiligo treatment recurring revenues of $4.4 million, an increase of 72%
  Cash, cash equivalents and short-term investments as of March 31, 2014 of $48.1 million, or $2.57 per diluted share

“Our acquisition of LCA-Vision was approved by their stockholders at a special meeting held on May 7, 2014, and we look forward to welcoming the LCA-Vision team to PhotoMedex over the coming weeks,” said Dolev Rafaeli, CEO of PhotoMedex. “LCA-Vision has a world-class staff, professional direct-to-consumer marketing channel, deep sector expertise and strong customer satisfaction that we believe will heighten PhotoMedex’s position as a leader across multiple geographies and medical markets. Our new colleagues at LCA-Vision are unmatched in their ability to manage a consumer medical procedure from initial patient inquiry through to surgery. LasikPlus centers and staff, who deal one-on-one with patients, are ideally suited for expanding procedures beyond LASIK, refractive lens and cataract surgery to include XTRAC laser treatments for dermatologic disorders including psoriasis and vitiligo, as well as utilizing the patient interaction for dispensing additional clinical brands.

“We are also looking forward to combining and applying the two marketing platforms towards enhancing the LasikPlus business to allow for further patient acquisition,” he added. “During the months that have passed since we signed the definitive agreement, our management teams have studied and evaluated the upcoming challenges and have prepared detailed work plans. These plans, we believe, will enable a quick integration of the companies while taking advantage of strategic business opportunities.”

Reported Financial Results

Revenues for the first quarter of 2014 were $50.1 million, a decrease of 12% compared with revenues for the first quarter of 2013 of $57.2 million.

Net loss for the first quarter of 2014 was $0.3 million or ($0.02) per share, which included $1.3 million in stock-based compensation expense and $1.6 million in depreciation and amortization expense. This compares with net income for the first quarter of 2013 of $7.2 million or $0.34 per diluted share, which included $1.3 million in stock-based compensation expense and $1.4 million in depreciation and amortization expense.

PhotoMedex did not repurchase any shares of its common stock during the first quarter of 2014.

As of March 31, 2014 the Company had cash, cash equivalents and short-term investments of $48.1 million or $2.57 per diluted share, compared with $59.5 million as of December 31, 2013.

“Our base business performed largely on plan during the quarter despite severe domestic weather that resulted in retail and clinic closures. Our bottom-line results reflect the impact of a number of special charges. In addition to the weather’s impact on retail sales, the decline in consumer revenues for the quarter was mainly due to the absence of distributor sales in Japan,” said Dr. Rafaeli. “XTRAC adjusted treatment revenues were up 72% compared with the first quarter of 2013 as our direct-to-patient advertising is having a clear impact. We continue to evolve our patient outreach into a finely tuned model that we are perfecting over time.”

A study published in the May 2014 issue of the Journal of the American Academy of Dermatology titled “Cost of prevalent psoriasis” reported on data from 2,986 adults enrolled in a health plan who had two or more diagnoses of psoriasis. The study highlighted the financial burden biologics place on the cost of healthcare, indicating that biologic therapies (without reference to further complications caused by side effects covered in their accompanying FDA warning labels) add three times more cost to the healthcare plan’s treatment of such patients compared with phototherapy treatment such as XTRAC.

“Advertising for Kyrobak® for lower back pain launched in late December and is performing per plan while media spend is scaling up. First quarter sales exceeded $0.6 million and have increased to an average run rate of more than $0.1 million per week since mid-March. We completed an IRB-approved clinical study conducted in New York City of 16 subjects. The study’s primary endpoint of assessing pain showed a statistically significant average decrease of 57% in pain score from pre- to post-treatment, and 83% of subjects achieved clinically significant change in their ODI (Oswestry Disability Index) score. We expect the results of this study will be published in a peer-reviewed medical journal.”

He added, “International markets represent additional growth opportunities for our no!no! brand. Building upon media testing we conducted late last year in Brazil, we made further progress during the first quarter and now have a presence in leading retailers in Sao Paulo such as Fast Shop, Magazine Luiza and OnOfre, including where possible our own points of sale. In addition, we have launched our own direct-to-consumer activity via www.meunono.com.br and a call center, and other online retailers. During April we launched a direct retail presence in Hong Kong via our own points of sale, and last week we launched our direct presence in Colombia with products available in leading retailers such as Flabella, Jumbo, Sentry, Panamerica and Fedco. We are pleased about the possibilities these international activities represent for the future while our consumer business in Great Britain and Germany enjoyed a combined 50% year-over-year increase in revenues.”

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures are included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended Mar 31,
(ooo's) except per share amounts	2014	2013

Net income as reported	($ 345)	$7,212

Adjustments:
Depreciation and amortization expense	1,636	1,443
Interest expense, net	47	5
Income tax (benefit) expense	(79)	2,511

EBITDA	$1,259	$11,171

Stock-based compensation expense	1,262	1,290

Non-GAAP adjusted income	$2,521	$12,461

Fully diluted shares outstanding at March 31	18,719	21,148

Non-GAAP adjusted income per share	$0.13	$0.59

Excluding certain litigation expenses of $0.8 million and acquisition-related expenses of $1.0 million, adjusted non-GAAP income per diluted share was $0.23 for the first quarter of 2014.

Conference Call

PhotoMedex will hold a conference call to discuss the Company's first quarter 2014 results and answer questions today beginning at 11:00 a.m. Eastern time.

To participate in the conference call, dial toll-free 888-417-8516 or International/toll 719-325-2376 (and confirmation code # 1965819). For the convenience of our Israeli participants, a local/toll-free number (1-80-924-5906) has been set up (the confirmation code remains the same # 1965819). If you are unable to participate, a digital replay of the call will be available from Monday, May 12, 2014 at 2:00 p.m. Eastern time to Monday, May 26, 2014 at 2:00 p.m. Eastern time by dialing toll-free 888-203-1112 or International/toll 719-457-0820 (Israeli participants may dial 1-80-924-6038) and using confirmation code # 1965819.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online in the Investor Relations section of www.photomedex.com and at www.streetevents.com. The online replay will be available shortly after the conclusion of the call.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. PhotoMedex sells home-use devices under the no!no!™ brand for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(ooo's) except per share amounts	2014	2013

Revenues	$50,075	$57,216

Cost of revenues	10,345	11,866
Gross profit
	39,730	45,350

Operating expenses:
Selling and marketing	31,625	29,326
General and administrative	7,587	5,659
Research and development and engineering	795	773
	40,007	35,758

Operating (loss) income	(277)	9,592
Interest and other financing income (expense), net	(147)	131

(Loss) income before taxes expense	(424)	9,723

Income tax (expense) benefit	79	(2,511)

Net (loss) income [1]	$(345)	$7,212

Net (loss) income per share:
Basic	($0.02)	$0.35

Diluted	($0.02)	$0.34

Shares used in computing net (loss) income per share:
Basic	18,719	20,678

Diluted	18,719	21,148

[1] Includes: depreciation and amortization	1,636	1,443

Share-based compensation expense	1,262	1,290

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF REVENUES
(UNADUDITED)
(In thousands)
	For the three months ended:
	March 31, 2014	December 31, 2013	March 31, 2013
Consumer:
Direct	$30,787	$39,392	$31,722
Distributors	627	595	5,291
Retailer and home shopping channels	9,456	13,629	12,047
sub-total	40,870	53,616	49,060

Physician Recurring
XTRAC treatments	4,410	4,696	2,569
Skin care	1,927	1,993	2,226
Other	882	1,169	1,160
sub-total	7,219	7,858	5,955

Professional	1,986	2,016	2,201

Total Revenues	$50,075	$63,490	$57,216

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	March 31, 2014	December 31, 2013
Assets
Cash, cash equivalents, and short-term investments	$48,072	$59,501
Accounts receivable, net	22,077	27,218
Inventories	27,008	27,547
Other current assets	25,788	25,638
Property and equipment, net	11,458	10,489
Other non-current assets	69,245	70,536
Total Assets	$203,648	$220,929

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$27,218	$40,047
Other current liabilities	5,696	5,961
Bank and lease notes payable	5,696	10,920
Other liabilities	3,423	3,640

Total Liabilities	$42,033	$60,568
Stockholders' equity	161,615	160,361
Total Liabilities and Stockholders' Equity	$203,648	$220,929

PHOTOMEDEX, INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (In thousands)
	For the Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	($345)	$7,212

Adjustments to reconcile net income to net cash (used in) provided by operating activities--
Depreciation and amortization	1,636	1,443
Provision for doubtful accounts	813	1,046
Deferred income taxes	857	523
Stock-based compensation	1,262	1,290
Gain on disposal of assets	(10)	-
Changes in assets and liabilities:
Assets	4,658	(1,596)
liabilities	(13,357)	(6,854)
Net cash (used in) provided by operating activities	(4,486)	3,064

CASH FLOWS FROM INVESTING ACTIVITIES:
Lasers placed in service	(1,717)	(1,220)
Purchases of property and equipment, net	(85)	(211)
Other	(4,257)	(58)
Net cash used in investing activities	(6,059)	(1,489)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	-	13
Repayments of debt, net	(5,224)	(213)
Net cash used in financing activities	(5,224)	(200)
Effect of exchange rate changes on cash	105	(214)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15,664)	1,161
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	45,388	44,348
CASH AND CASH EQUIVALENTS, END OF PERIOD	$29,724	$45,509

Supplemental information:
Cash paid for income taxes	$405	$3,941
Cash paid for interest	$47	$7

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
or
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com